UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On February 17, 2010, XenoPort, Inc. (“XenoPort”) and GlaxoSmithKline (“GSK”) announced that GSK received a Complete Response letter from the U.S. Food and Drug Administration (the “FDA”) regarding the new drug application filed in January 2009 (the “NDA”) for Horizant™ (gabapentin enacarbil) Extended-Release Tablets for the treatment of moderate-to-severe primary restless legs syndrome (“RLS”).

The Complete Response letter indicates that the FDA has completed its review of the NDA and determined that it cannot approve the NDA in its current form. The Complete Response letter states that the FDA concluded that the NDA provides substantial evidence of effectiveness for Horizant as a treatment for patients with RLS and that the FDA has not identified a clinical safety concern that would prevent approval of the 600 mg dose of Horizant, but that the signal for pancreatic acinar cell tumors in the rat is of sufficient concern to preclude approval at this time. In the Complete Response letter, the FDA acknowledged that similar findings were known for gabapentin at the time of its approval for refractory epilepsy, but concluded that the seriousness and severity of refractory epilepsy and the benefit to patients provided by gabapentin justified the potential risk.

XenoPort, together with GSK, will be assessing the appropriate next steps and communicating with the FDA. As a consequence, XenoPort believes that the Complete Response letter will delay further development of Horizant in other indications.

This report contains “forward-looking” statements, including, without limitation, all statements related to potential future interactions with the FDA related to the NDA for Horizant for the treatment of RLS and future development of Horizant. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “will,” “would” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the uncertainty of the FDA approval process and other regulatory requirements and XenoPort’s dependence on its current and additional collaborative partners. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Securities and Exchange Commission on November 4, 2009. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: February 19, 2010	By:	/s/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer